Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 24, 2014, except for Note 17(b), as to which the date is July 15, 2014, in Amendment No. 1 to the Registration Statement (Form S-1/A) and related Prospectus of T2 Biosystems, Inc. dated July 16, 2014.

/s/ Ernst & Young LLP
Boston, MA July 15, 2014